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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                               ________________


                                   FORM 8-K



                                CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934




     Date of Report (Date of Earliest Event Reported) September 18, 1998


                                 ____________



                          LOCKHEED MARTIN CORPORATION
            (Exact name of registrant as specified in its charter)




           MARYLAND                        1-11437               52-1893632
(STATE OR OTHER JURISDICTION OF    (COMMISSION FILE NUMBER)    (IRS EMPLOYER
        INCORPORATION)                                       IDENTIFICATION NO.)


6801 ROCKLEDGE DRIVE, BETHESDA, MARYLAND                 20817
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)              (ZIP CODE)



                                (301) 897-6000
             (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


                                 ____________


                                Not Applicable
            (FORMER NAME OR ADDRESS, IF CHANGED SINCE LAST REPORT)


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Item 5.  Other Events

          On September 20, 1998, Lockheed Martin Corporation, a Maryland corporation ("Lockheed Martin"), and Comsat Corporation, a District of Columbia corporation ("Comsat"), issued a joint press release announcing that they had entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of September 18, 1998, among Lockheed Martin, Comsat and Deneb Corporation, a Delaware corporation and wholly owned subsidiary of Lockheed Martin ("Acquisition Sub"). A copy of the press release is attached hereto as Exhibit 99 and is incorporated herein by reference.

          The Merger Agreement provides that, subject to the terms and conditions of the Merger Agreement, Lockheed Martin, acting through a wholly-owned single member Delaware limited liability company, Regulus, LLC ("Offer Sub"), shall commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended) an offer (the "Offer") to purchase for cash up to the number of shares of Comsat's common stock, without par value, that is equal to the remainder of (i) 49% of the number of shares of Comsat common stock outstanding at the close of business on the date of purchase pursuant to the Offer minus (ii) the number of shares of Comsat common stock then owned of record by "authorized carriers" (as defined in the Communications Satellite Act of 1962, as amended), minus (iii) the number of shares of Comsat common stock with respect to which written demand shall have been made and not withdrawn under Section 29-373 of the District of Columbia Business Corporation Act ("DCBCA") at a price of $45.50 per share, net to the seller in cash. Closing of the Offer is subject to the satisfaction or waiver of a number of conditions which are set forth in the Merger Agreement.

          The Merger Agreement also provides, subject to the satisfaction or waiver of a number of conditions which are set forth in the Merger Agreement including but not limited to a requirement that the Offer have closed, for the merger of Acquisition Sub and Comsat. Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, each share of Comsat common stock issued and outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) (other than shares of Comsat common stock held in the treasury of Comsat, held by Offer Sub, held by Lockheed Martin, if any, and any Dissenting Shares (as defined in the Merger Agreement) will be converted into the right to receive 0.5 shares of Lockheed Martin common stock, par value $1.00 per share. No fractional shares will be issued and cash, without interest, will be paid in lieu thereof. As of the Effective Time, all shares of Comsat common stock issued and outstanding immediately prior to the Effective Time will no longer be outstanding and will be automatically canceled and retired and will cease to exist, and each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Comsat common stock will cease to have any rights with respect thereto, except the right upon the surrender of such certificate to (i) receive certificate(s) of Lockheed Martin common stock representing the number of whole shares of Lockheed Martin common stock into which such shares of Comsat common stock have been converted and (ii) any cash, without interest, to be paid in lieu of any fractional share of Lockheed Martin common stock, provided, however, that certificate holders that properly perfect their rights as provided by the DCBCA shall have the appraisal rights provided by the DCBCA.
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          Prior to its execution, the Merger Agreement was approved by the respective Boards of Directors of Lockheed Martin and Comsat. The consummation of the Offer contemplated by the Merger Agreement is subject, among other things, to the approval of the Merger by the stockholders of Comsat and to certain regulatory approvals. The consummation of the Merger is also subject among other things, to certain additional regulatory approvals and to the enactment of legislation necessary to allow Lockheed Martin to acquire the balance of the shares of Comsat common stock not acquired in the Offer.


Item 7.  Exhibits

Exhibit No. 99 - Press Release issued July 3, 1997.
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                                  SIGNATURES



          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    LOCKHEED MARTIN CORPORATION


                                    ------------------------------------------
                                    Stephen M. Piper
                                    Associate General Counsel and
                                         Assistant Secretary



21 September 1998